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                                                                     EXHIBIT 5.1

                               GOODWIN PROCTER LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                January 11, 2005


Medwave, Inc.
435 Newbury Street, Suite 206
Danvers, Massachusetts 01923

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in our capacity as counsel to Medwave, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 753,800 shares (the "Shares") of the Company's common stock, par value $.01 per share, which the Company is authorized to issue pursuant to the Company's 2004 Amended and Restated Stock Option Plan (the "Option Plan").

         In connection with rendering this opinion, we have examined the Certificate of Incorporation, as amended and By-Laws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefore in accordance with the terms of the Option Plan, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             GOODWIN PROCTER LLP